DIGITAL DESCRIPTOR SYSTEMS, INC.
                           2150 Highway 35, Suite 250
                           Sea Girt, New Jersey 08750




                                         January 31, 2005



AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd. (f/d/a AJW/New Millennium Offshore, Ltd.)
AJW Qualified Partners, LLC (f/d/a Pegasus Capital Partners, LLC)
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

      Re:   Digital Descriptor Systems, Inc. (the "Company") -
            Acquisition of CGM Security Solutions, Inc.
            --------------------------------------------------

Ladies and Gentlemen:

      In connection with the Company's proposed acquisition of CGM Security Solutions, Inc. ("CGM") (the "Acquisition"), this letter sets forth the agreement of the parties hereto to: (i) extend the maturity dates of certain debentures and notes which are convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), originally issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors") (collectively, the "Debt Instruments"), as set forth on Schedule 1 hereto; (ii) refrain from incurring liens on the assets of the Company, including those CGM assets purchased in the Acquisition (the "CGM Assets"), except as provided herein; (iii) allow the Company to cure any Event of Default (as defined in each of the Debt Instruments) within one hundred fifty days (150) days from the date hereof; (iv) agree that a failure to pay the entire purchase price for the CGM Assets to CGM's former shareholder pursuant to the terms of a certain 2.86% secured convertible promissory note, dated February 24, 2005, and given by the Company and its subsidiary to CGM (the "Note"), shall not constitute an Event of Default under the Debt Instruments and hereby agree to release the Investors' liens on the CGM Assets in the event of a default under the Note; and (v) extend the expiration dates and amend the exercise price of certain warrants originally issued by the Company to the Investors (collectively, the "Warrants"), as set forth on Schedule 1 hereto.

      By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

      1. The Maturity Date of the Debt Instruments issued on November 30, 2004 is hereby extended until March 1, 2008.

      2. The Applicable Percentage (as defined in each of the Debt Instruments) shall be 40%.

      3. So long as the Company shall have any obligations under the Debt Instruments, the Company shall not, without the Investors' written consent, transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Company in the ordinary course of business), sell or otherwise dispose of any of the assets of the Company; provided that, in connection with the Acquisition, the Company shall grant a second priority security interest in the CGM Assets to the former shareholder of CGM (but not any other assets of the Company or any subsidiary of the Company); and further provided that, so long as the Company shall have any obligations under the Debt Instruments, the Company shall maintain a valid and perfected first priority security interest in favor of the Investors in the assets of CGM or any successor thereto.

      4. The Investors agree to allow the Company to cure, on or prior to June 30, 2005, any Events of Default (as defined in each of the Debt Instruments), which have occurred as of the date hereof or occur on or prior to June 30, 2005 pursuant to the Debt Instruments; provided that all interest due and owing to the Investors pursuant to the Debt Instruments shall remain payable to the Investors in accordance with the terms and conditions set forth in the Debt Instruments.

      5. The Investors agree that, in the event that the Company and its subsidiary fail to pay the entire purchase price for the CGM Assets to CGM or its assigns pursuant to the terms of the Note and, provided further, that an Event of Default has not occurred pursuant to any of the Debt Instruments, such failure to pay the Note and the exercise by CGM or its assigns of any rights as a result thereof shall not constitute an Event of Default under the terms and conditions set forth in any of the Debt Instruments, and CGM, as the holder of the Note, may exercise its remedies pursuant to the Note, which may include the retaking of the CGM Assets, in which event the Investors hereby agree to release their first priority security interest and liens on the CGM Assets to accommodate CGM.

      6.    The Warrants shall expire on January 31, 2012.

      7. The Exercise Price (as defined in the Warrants) is hereby amended to be $.001 per share.

      8. The Debt Instruments and the Warrants are hereby amended in accordance with the foregoing provisions. All other provisions of the Debt Instruments and the Warrants, as amended from time to time, shall remain in full force and effect.

      The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement, including without limitation the issuance of amended Debt Instruments and the Warrants.

      Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.



                                          Sincerely,

                                          DIGITAL DESCRIPTOR SYSTEMS, INC.


                                          /s/ Anthony R. Shupin
                                          -------------------------------
                                          Anthony R. Shupin
                                          President and Chief Executive Officer

ACCEPTED AND AGREED:

AJW PARTNERS, LLC.
By:  SMS GROUP, LLC

/s/ Corey S. Ribotsky
-----------------------------
Corey S. Ribotsky, Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  FIRST STREET MANAGER II, LLC,

/s/ Corey S. Ribotsky
-----------------------------
Corey S. Ribotsky, Manager


AJW OFFSHORE, LTD.
By:  FIRST STREET MANAGER II, LLC

/s/ Corey S. Ribotsky
------------------------------
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW MANAGER, LLC

/s/ Corey S. Ribotsky
------------------------------
Corey S. Ribotsky, Manager

                                   SCHEDULE 1


                                                 Debt Instruments   Warrants    Date of Issuance
                                                 ----------------  ----------  ------------------
      AJW Partners LLC                           $    125,000         375,000  December 31, 2001
      1044 Northern Blvd. Suite 302              $     75,000         225,000  January 10, 2003
      Roslyn, New York 11576                     $     37,500         112,500  February 27, 2003
                                                 $     37,500         112,500  March 31, 2003
                                                 $     50,000         150,000  May 7, 2004
                                                 $    560,000       1,680,000  November 30, 2004
                                                 ----------------  ----------  ------------------
      New Millennium Capital Partners II, LLC    $    125,000         375,000  December 31, 2001
      1044 Northern Blvd. Suite 302              $     10,175          30,525  May 7, 2004
      Roslyn, New York 11576                     $     70,000         210,000  November 30, 2004
                                                 ----------------  ----------  ------------------
      AJW Offshore, Ltd.                         $     50,000         150,000  September 30, 2002
      1044 Northern Blvd. Suite 302              $    100,000         300,000  January 10, 2003
      Roslyn, New York 11576                     $     50,000         150,000  February 27, 2003
                                                 $     50,000         150,000  March 31, 2003
                                                 $     82,500         577,500  September 30, 2003
                                                 $     22,500         157,500  November 27, 2003
                                                 $     22,500         157,500  December 3, 2003
                                                 $     22,500         157,500  February 2, 2004
                                                 $     88,700         266,100  May 7, 2004
                                                 $  1,435,000       4,305,000  November 30, 2004
                                                 ----------------  ----------  ------------------
      AJW Qualified Partners, LLC                $     50,000         150,000  September 30, 2002
      1044 Northern Blvd. Suite 302              $     75,000         225,000  January 10,2003
      Roslyn, New York 11576                     $     37,500         112,500  February 27, 2003
                                                 $     37,500         112,500  March 31, 2003
                                                 $     82,500         577,500  September 30, 2003
                                                 $     22,500         157,500  November 27, 2003
                                                 $     22,500         157,500  December 3, 2003
                                                 $     22,500         157,500  February 2, 2004
                                                 $    101,125         303,375  May 7, 2004
                                                 $  1,435,000       4,305,000  November 30, 2004
                                                 ----------------  ----------  ------------------